Exhibit 99.1

IPASS REPORTS FOURTH QUARTER AND FISCAL 2010 RESULTS

REDWOOD SHORES, Calif. — February 17, 2011 — iPass Inc. (NASDAQ: IPAS), a leading provider of enterprise mobility services, today announced financial results for its fourth quarter and fiscal year ended December 31, 2010.

iPass reported revenues of $38.6 million for the fourth quarter of 2010, compared to revenues of $40.5 million in the fourth quarter of 2009.

GAAP net income in the fourth quarter of 2010 was $0.8 million or $0.01 per share, compared to a $5.3 million net loss or ($0.09) per share in the fourth quarter of 2009. The fourth quarter 2010 GAAP results include a benefit of $2.1 million from the favorable settlement of certain sales tax obligations with a state taxing authority.

Non-GAAP net loss for the fourth quarter of 2010 was $0.6 million or ($0.01) per share. This compared to a non-GAAP net loss of $0.5 million or ($0.01) per share for the fourth quarter of 2009. Non-GAAP net loss excludes expenses related to stock compensation, amortization of intangible assets, restructuring charges, certain state sales and federal tax charges, and one-time discrete items.

“I’m pleased with the solid traction we’re having signing Open Mobile Platform agreements with both tier-one enterprise customers and carrier partners,” said Evan Kaplan, iPass President and Chief Executive Officer. “I see us making great progress in the enterprise mobility space and I’m also bullish about leveraging our unmatched global Wi-Fi network and authentication platform to help carriers manage the growing need for Wi-Fi services.”

“With more than $30 million in cash, we feel well-positioned going into 2011,” said Steven Gatoff, Senior Vice President and Chief Financial Officer of iPass. “We continue to invest in the development of our Open Mobile Platform as we look to drive growth and stockholder value through customer deployments and increasing usage on the new platform.”

The company continued its momentum with its Open Mobile Platform and recently entered into agreements with numerous multi-national enterprise customers and carrier partners. iPass had several important Open Mobile enterprise customer wins during the fourth quarter including ExxonMobil, Credit Suisse, Hitachi, Hamilton Beach Brands, The Absolut Company, The Toro Company, Anadarko Petroleum, Hospira Worldwide and Purdue Pharma. These companies are looking to iPass to help them provide their mobile workforce with innovative and value-focused cost and compliance solutions while driving a high-satisfaction user experience.

Additionally, iPass recently signed agreements with several global telecommunications carriers including Deutsche Telekom, Colt Technologies and another leading European-based global carrier. These integrated communications providers will be leveraging the iPass Open Mobile Platform to deliver a range of new cloud-based mobility services to their enterprise customers. The company believes that carrier arrangements represent meaningful opportunities as a fundamental source of growth and distribution to global enterprise customers, as well as a future potential means to access the consumer.

iPass also recently began to engage with global carriers around leveraging the company’s unique transaction and authentication technology and leading global Wi-Fi network to address the growing needs around 3G off-load, international roaming and other related network initiatives. An early example of this is a recent agreement with SK Telecom in South Korea, where the carrier will be offering its customers a new roaming service for Android users that is enabled by the iPass Open Mobile Platform and leverages the iPass global Wi-Fi network. The iPass mobile network now surpasses 263,000 Wi-Fi and wired venues in 101 countries, making it the world’s largest commercial Wi-Fi network.

Additional developments around the company’s unique Wi-Fi assets include the recent announcement that iPass is collaborating with Gemalto to enable them to provide mobile operators with a global Wi-Fi roaming solution that will allow international travelers to seamlessly access Wi-Fi from their smartphones.

Other Highlights During Q4 2010

•

Continued Expansion of the iPass Network Footprint: iPass expanded its network footprint in Europe with 12,500 hotspots in France and nearly 8,000 Wi-Fi hotspots in Turkey. Additionally, iPass integrated more than 85,000 hotspots in China, 41,000 in the Republic of Korea and 5,000 in Thailand. iPass also partnered with two new network providers in India and the UK. The iPass Mobile Network includes coverage in 96 of the top 100 airports, 657 major airports worldwide, over 21,000 OpenAccess (free) locations, over 41,000 hotels and convention centers and over 110,000 retail locations worldwide.

•

Unveiled Hotspot Finder 2.0: iPass released a new version of its popular mobile employee tool for navigating more than 263,000 Wi-Fi hotspots in 101 countries. The new Hotspot Finder tool is used by more than 50,000 mobile employees a month providing richer insight into the quality of Wi-Fi connections.

•

Special Cash Dividend: Also during the fourth quarter, the company paid a special cash dividend of $0.07 per share, or approximately $4.0 million. This special cash dividend is anticipated to be a return of capital to stockholders for 2010.

Financial Highlights

Fourth Quarter 2010

(unaudited; in millions, except per share amounts)	Q4’10		Q3’10	Q4’09
Revenues:
Enterprise Mobility Services (EMS)	$31.5		$31.3	$33.4
Network Revenue	26.0		25.6	28.2
Platform Revenue	4.2		4.3	3.6
Other Fees and Revenues	1.3		1.4	1.6
Managed Network Services (MNS)	7.1		6.8	7.1

Total Revenue	$38.6		$38.1	$40.5

Adjusted EBITDA (3)	$0.1		$(0.3)	$0.7

GAAP Net Income/(Loss) Per Diluted Share	$0.01	(4)	$(0.03)	$(0.09)

Non-GAAP Net Loss Per Diluted Share(3)	$(0.01)		$(0.02)	$(0.01)

Cash and Short-Term Investments	$30.7	(1)	$34.1 (2)	$41.8 (2)

Shares of Common Stock Outstanding	57.9		57.6	61.5

Fiscal 2010

(unaudited; in millions, except per share amounts)	2010		2009
Revenues:
Enterprise Mobility Services	$128.7		$143.1
Network Revenue	107.0		121.4
Platform Revenue	16.0		14.8
Other Fees and Revenues	5.7		6.9
Managed Network Services	27.4		28.3

Total Revenue	$156.1		$171.4

Adjusted EBITDA(3)	$0.8		$7.4

GAAP Net Loss Per Diluted Share	$(0.05	)(4)	$(0.22)

Non-GAAP Net Income/(Loss) Per Diluted Share (3)	$(0.04)		$0.05

(1)	In the fourth quarter of 2010, the company paid a special cash dividend of approximately $4.0 million.

(2)	In the third quarter of 2010 and the fourth quarter of 2009, the company repurchased approximately $0.9 million and $0.8 million, respectively, of iPass common stock.
(3)	The definition of Adjusted EBITDA and the reconciliation of GAAP to Non-GAAP financial measures are discussed below.
(4)	The fourth quarter and 2010 GAAP results include a benefit of $2.1 million from the favorable settlement of certain state sales tax obligations.

Selected Operating Metrics

iPass uses certain key metrics to evaluate the success of its business and operating performance including the following:

	Q4 ’10	Q3 ’10	Q4 ’09
Average Monthly Monetized Users (1)	624,000	621,000	689,000
Network	190,000	192,000	222,000
Platform	560,000	552,000	612,000
Monthly Order Value (2)	$242,000	$536,000	$458,000
Network Gross Margin (3)	46.0%	46.4%	44.2%

(1)	The number of Average Monthly Monetized Users means the average number of users per month, during the quarter, for which a fee was billed by iPass to a customer for such users. Note that there is some overlap of users who pay for both Network and Platform services in a given month.
(2)	Monthly Order Value represents the average amount of new contractually committed monthly fees. It is a measure of the incremental dollar value iPass contracted with customers in a period and is an indicator of new customers’ willingness to enter into contractual commitments and existing customers’ willingness to enter into higher-dollar contractual commitments for the company’s services.
(3)	Network Gross Margin is defined as (EMS Network Revenue plus MNS Revenue less Network Access Costs) divided by (EMS Network Revenue plus MNS Revenue).

Company Outlook

For the first quarter of 2011, ending March 31, 2011, the company anticipates Total Revenue and Adjusted EBITDA to be in the following ranges:

Total Revenue:	$34 – 36 million
Adjusted EBITDA:	($3.0) – ($1.5) million
GAAP net loss per share:	($0.07) – ($0.04)
Non-GAAP net loss per share:	($0.07) – ($0.04)

A reconciliation of Adjusted EBITDA to net loss and projected GAAP net loss per share and the projected non-GAAP net loss per share is provided in the attached schedules.

Conference Call and Webcast Information

iPass will host a live conference call today at 2:00 PM Pacific Time (5:00 PM Eastern Time). The conference call number is (877) 874-1567 or (719) 325-4921 with a participant passcode of 4129183. The conference call will also be available live via webcast on the company’s web site at http://investor.ipass.com.

A telephone replay of the conference call will be available until March 31, 2011. The replay number is (719) 457-0820. The passcode for the replay is 4129183. The webcast will be available for replay until iPass reports its first quarter 2011 results.

Cautionary Information About Forward-Looking Statements

The statements in this press release regarding iPass’ bullishness about leveraging its unmatched global Wi-Fi network and authentication platform to help carriers manage the growing need for Wi-Fi services; Pass’ feeling that it is well-positioned going into 2011; iPass’ belief that new carrier arrangements represent meaningful opportunities as a fundamental source of growth and distribution to global enterprise customers, as well as a future potential means to access the consumer; iPass’ projections of its first quarter fiscal 2011 financial results under the caption “Company Outlook” are forward-looking statements. Actual results may differ materially from the expectations contained in these statements due to a number of risks and uncertainties, including the following; the risk that the Open Mobile Platform will not achieve market acceptance; the risk that our customers and partners may not be willing to agree to minimum purchase and resale commitments, the risk of material reductions in our customers’ existing minimum commitments; the risk that our carrier and channel partners do not successfully market our services to their customers; the risk that we do not accurately predict usage for our Enterprise Flat Rate price plan which could result in our expenses exceeding revenues for these plans; the risk that we do not deliver valuable services for smart-phones, tablets and other mobile handheld devices; the risk that demand for enterprise mobility services does not grow; the risk of facing strong competition in the market for enterprise mobility services and managed network services; the risk that we fail to address market requirements, evolving standards and technological changes in the enterprise mobility services industry; the risk that our reduced cash balances may impede our ability to make acquisitions or aggressively fund growth initiatives; the risk that a meaningful portion of our business is international which subjects our business to additional risks. Detailed information about these and other risk factors that could potentially affect iPass’ business, financial condition and results of operations is included in iPass’ 2009 Annual Report on Form 10-K and third quarter 2010 Quarterly Report on Form 10-Q filed with the SEC on March 16, 2010 and November 5, 2010, respectively and available at the SEC’s Web site at www.sec.gov. iPass undertakes no responsibility to update the information in this press release if any forward-looking statement later turns out to be an inaccurate prediction of the actual results.

Information Regarding Non-GAAP Financial Measures

This press release contains financial measures that are not calculated in accordance with U.S. Generally Accepted Accounting Principles (GAAP). In addition to iPass’ GAAP results, the company also considers non-GAAP net income (loss), Adjusted EBITDA and non-GAAP net income (loss) per share which are supplemental measures of the company’s performance that are not required by, nor presented in accordance with, GAAP. Moreover, these non-GAAP financial measures should not be considered as an alternative to net income, or any other performance measure derived in accordance with GAAP, or as an alternative to cash flow from operating activities or as a measure of the company’s liquidity.

For purposes of comparability across other periods and with other companies in the company’s industry, the company reports non-GAAP net income (loss) as adjusted by the amount of additional taxes or tax benefit that the company would accrue using a normalized effective tax rate applied to the non-GAAP results.

Non-GAAP net income (loss) consists of GAAP net income (loss) excluding stock compensation expenses, amortization of intangible assets, restructuring charges, certain state sales and federal tax charges, including a reduction to sales tax liability, and revenue reduction related to correction of historical billing errors which are charges, adjustments and gains which management does not consider reflective of the company’s core operating business, as these items possess one or more of the following characteristics: their magnitude and timing is largely outside of the company’s control; they are unrelated to the ongoing operation of the business in the ordinary course; they are unusual or infrequent and the company does not expect them to occur in the ordinary course of business; or they are non-operational, or non-cash expenses.

The company defines Adjusted EBITDA as net income (loss) before interest, income taxes, depreciation and amortization, stock compensation expense, restructuring charges, certain state sales and federal tax charges, including a reduction to sales tax liability and one-time discrete items including revenue reduction related to the correction of historical billing errors.

Management uses Adjusted EBITDA as one of the components for measurement of incentive compensation. Management uses this financial measure to evaluate and make operating decisions and for purposes of comparison with its business plan, operating budgets and allocations of resources.

In addition, iPass believes that the presentation of these non-GAAP financial measures is useful to the investors for several reasons, including;

1) To provide an additional analytical tool for understanding the company’s financial performance by excluding the impact of items which may obscure trends in the core operating performance of the business;

2) To provide consistency and enhance investors’ ability to compare the company’s performance across financial reporting periods; and

3) These non-GAAP financial measures facilitate comparisons to the operating results of other companies in the company’s industry, which use similar financial measures to supplement their GAAP results.

About iPass Inc.

Founded in 1996, iPass (NASDAQ: IPAS) is a leading provider of enterprise mobility services with 3,500 customers, including more than 420 of the Forbes Global 2000. The company’s mission is to be the enterprise’s champion in the world of mobility by providing services that simply, smartly and openly facilitate access from any device on any network, while providing the visibility and control necessary to support the demands of the enterprise customer. Additional information is available at www.iPass.com or on Smarter Connections, the iPass blog.

CONTACT:

iPass Investor Relations

ir@ipass.com

650-232-4100

NOTE: iPass® is a registered trademark and Open Mobile™ is a trademark of iPass Inc.

iPASS INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited, in thousands)

	December 31, 2010	December 31, 2009
Assets

Current assets:
Cash and cash equivalents	$30,746	$37,973
Short-term investments	—	3,799
Accounts receivable, net	24,034	27,023
Prepaid expenses and other current assets	6,630	7,726

Total current assets	61,410	76,521

Property and equipment, net	4,264	5,044
Intangible assets, net	408	836
Other assets	7,900	7,162

Total assets	$73,982	$89,563

Liabilities and Stockholders’ Equity

Current liabilities:
Accounts payable	$13,552	$15,179
Accrued liabilities	15,333	18,491
Deferred revenue, short-term	4,119	5,181

Total current liabilities	33,004	38,851

Deferred revenue, long-term	2,435	1,764
Other long-term liabilities	721	962

Total liabilities	$36,160	$41,577

Stockholders’ equity:
Common stock	58	62
Additional paid-in capital	206,992	214,056
Accumulated deficit	(169,228)	(166,132)

Total stockholders’ equity	37,822	47,986

Total liabilities and stockholders’ equity	$73,982	$89,563

iPASS INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited, in thousands, except share and per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2010	2009	2010	2009
Revenues	$38,561	$40,476	$156,080	$171,377
Cost of revenues and operating expenses:
Network access costs	17,893	19,687	72,497	73,937
Network operations	6,419	6,660	27,291	29,444
Research and development	3,584	3,526	13,794	14,362
Sales and marketing	6,560	6,745	24,874	29,968
General and administrative	2,985	5,934	19,809	28,337
Restructuring charges	420	3,846	887	8,147
Amortization of intangible assets	65	345	428	1,380

Total operating expenses	37,926	46,743	159,580	185,575

Operating income (loss)	635	(6,267)	(3,500)	(14,198)

Interest income	24	82	83	613
Foreign exchange gains (losses) and other income (expenses)	(11)	12	129	(581)

Income (loss) before income taxes	648	(6,173)	(3,288)	(14,166)

Provision for (benefit from) income taxes	(105)	(841)	(192)	(674)

Net income (loss)	$753	$(5,332)	$(3,096)	$(13,492)

Basic and diluted net income (loss) per share	$0.01	$(0.09)	$(0.05)	$(0.22)
Weighted average number of common shares outstanding - Basic	57,752,162	61,747,476	58,693,061	62,032,897
Weighted average number of common shares outstanding - Diluted	58,219,525	61,747,476 (1)	58,693,061 (1)	62,032,897 (1)

1)	Given the net loss for the period, none of the potentially dilutive securities were included in the calculation of diluted earnings per share since their effect would have been anti-dilutive.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited, in thousands)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2010	2009	2010	2009
Cash flows from operating activities:
Net loss	$753	(5,332)	$(3,096)	(13,492)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Stock compensation expense	453	311	1,699	2,316
Amortization of intangible assets	65	345	428	1,380
Depreciation, amortization and accretion	811	1,038	3,347	4,562
Gain/loss on disposal of property and equipment	(1)	46	2	56
Non-cash restructuring charges	—	296	—	296
Deferred income taxes	(71)	(83)	(71)	(83)
Provision for doubtful accounts	365	510	1,425	1,687
Change in sales tax liability estimation	(2,087)	—	(2,214)	—
Changes in operating assets and liabilities
Accounts receivable	(795)	365	1,564	5,046
Prepaid expenses and other current assets	1,651	192	1,167	(454)
Other assets	—	(1,010)	410	(729)
Accounts payable	594	2,145	(1126)	(587)
Accrued liabilities	(667)	3,807	(944)	6,315
Deferred revenues	136	(189)	(391)	(749)
Other liabilities	(174)	(5)	(242)	707

Net cash provided by (used in) operating activities	1,063	2,436	1,958	6,271

Cash flows from investing activities:
Purchases of short-term investments	—	—	—	(42,981)
Maturities of short-term investments	—	9,438	3,778	74,135
Purchases of property and equipment	(99)	(354)	(3,049)	(2,110)
Restricted cash pledged for letter of credit	(470)	—	(1,148)	—

Net cash provided by investing activities	(569)	9,084	(419)	29,044

Cash flows from financing activities:
Proceeds from issuance of common stock	182	80	405	198
Payment of cash dividends	(4,044)	(9,878)	(4,044)	(29,796)
Cash used in repurchase of common stock	—	(821)	(5,127)	(821)

Net cash provided by (used in) financing activities	(3,862)	(10,619)	(8,766)	(30,419)

Net increase (decrease) in cash and cash equivalents	(3,368)	901	(7,227)	4,896
Cash and cash equivalents at beginning of period	34,114	37,072	37,973	33,077

Cash and cash equivalents at end of period	$30,746	37,973	$30,746	37,973

Supplemental disclosures of cash flow information:
Net cash paid (refund) for taxes	$116	(14)	$(790)	453
Accrued amounts for acquisition of property and equipment	123	624	123	624

iPASS INC.

RECONCILIATION OF GAAP TO NON-GAAP KEY FINANCIAL METRICS

	Three Months Ended			Twelve Months Ended
	December 31,	September 30,	December 31,	December 31,
	2010	2010	2009	2010	2009
	(Unaudited, in thousands, except share and per share amounts)
I. Reconciliation between net income (loss) on a GAAP basis and non-GAAP net income (loss):
GAAP net income (loss)	$753	$(1,906)	$(5,332)	$(3,096)	$(13,492)
(a) Stock compensation expense	453	389	311	1,699	2,316
(c) Amortization of intangible assets	65	76	345	428	1,380
(b) Restructuring charges	420	179	3,846	887	8,147
(d) Certain state sales and federal tax items	(2,300)	92	(820)	(2,158)	3,930
(e) Revenue adjustment for correction of historical billing error	—	—	1,153	—	887

Non-GAAP net income (loss)	$(609)	$(1,170)	$(497)	$(2,240)	$3,168

II. Reconciliation between net (loss) per diluted share on a GAAP basis and non-GAAP net income (loss) per diluted share:

GAAP diluted net income (loss) per share	$0.01	$(0.03)	$(0.09)	$(0.05)	$(0.22)

Per share effect of stock compensation, restructuring charges, amortization of intangibles, sales tax and related charges and revenue adjustment for correction of historical billing error	(0.02)	0.01	0.08	0.01	0.27
Non-GAAP diluted net income (loss) per share	$(0.01)	$(0.02)	$(0.01)	$(0.04)	$0.05
Non-GAAP diluted shares	57,752,162 (1)	57,615,067 (1)	61,747,476 (1)	58,693,061 (1)	62,309,796

III. Reconciliation of GAAP net income (loss) to adjusted EBITDA:

GAAP net income (loss)	$753	$(1,906)	$(5,332)	$(3,096)	$(13,492)
(a) Interest income	(24)	(22)	(82)	(83)	(613)
(b) Provision for (benefit from) income taxes	(105)	96	(841)	(192)	(674)
(c) Depreciation of property and equipment	811	764	986	3,326	4,425
(d) Stock compensation expense	454	389	311	1,699	2,316
(e) Amortization of intangible assets	65	76	345	428	1,380
(f) Restructuring charges	420	179	3,846	887	8,147
(g) Certain state sales and federal tax items	(2,300)	92	280	(2,158)	5,030
(h) Revenue adjustment for correction of historical billing error	—	—	1,153	—	887

Adjusted EBITDA	$74	$(332)	$666	$811	$7,406

(1)	Given the Non-GAAP net loss for the period, none of the potentially dilutive securities were included in the calculation of diluted earnings per share since their effect would have been anti-dilutive.

iPASS INC.

COMPANY OUTLOOK RECONCILIATION

I. Reconciliation between GAAP net loss per share and non-GAAP net loss per share:

	Three Months Ended March 31, 2011
GAAP net loss per share *	$(0.07)	—	$(0.04)
(a) Stock compensation expense		0.01
(b) Amortization of intangible assets		—
(c) Certain state sales and federal tax items		(0.01)

Non-GAAP net income per share *	$(0.07)	—	$(0.04)

* Shares used in per share calculation	57.9 million

II. Reconciliation of GAAP net loss to adjusted EBITDA:

GAAP net loss	$(3.9)	—	$(2.4)
(a) Provision for (benefit from) income taxes		0.1
(b) Depreciation of property and equipment		0.6
(c) Stock compensation expense		0.4
(d) Amortization of intangible assets		0.1
(e) Certain state sales and federal tax items		(0.3)

Adjusted EBITDA	$(3.0)	—	$(1.5)